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                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement"), is made and entered into as of the 1st day of August, 2000, at Boca Raton, Palm Beach
County, Florida, by and between Wilfred G. Mango, Jr. ("Mango") and
Eagle Capital International, Ltd. ("Eagle" or the "Company"), a
Nevada corporation.

                                    RECITALS

         WHEREAS, Mango is an experienced executive in the construction technology industry; and

         WHEREAS, Eagle desires to employ an experienced executive in the construction technology industry as the Company's Chief Operating Officer; and

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, Mango and Eagle agree as follows:

         1. Employment. Eagle will employ Mango and Mango accepts employment from Eagle upon the terms and conditions contained in this Agreement.

         2. Term. Eagle will employ Mango for twenty-four (24) months beginning August 1, 2000, and ending on July 31, 2002. Not less than one hundred and twenty (120) days prior to the expiration of this Agreement, Mango shall contact the Company to discuss whether this Agreement will be modified and/or extended.

         3. Duties. Mango is engaged as Chief Operating Officer of the Company. Mango will report to the Chief Executive Officer of the Company. His duties include the following:

                  3.1 exercise management responsibility over business and operational activities of Eagle and ensure the administration of applicable fiscal and personnel policies; and

                  3.2 direct and coordinate business and operational activities of Eagle's four divisions inclusive of monitoring overall compliance with applicable policies and procedures to ensure required proprietary and consistency of actions; and

                  3.3 confer with the Board of Directors and local government representatives to analyze and recommend priorities and goals for future construction and development needs; and

                  3.4 determine fiscal requirements for each of the current four divisions as well as any future divisions; review proposed budgets for accuracy in conjunction with the CFO; monitor, verify and approve expenditure of budgeted funds in conjunction with the CFO; and

                  3.5 interpret and administer policies pertaining to the hiring and placement of employees; direct the preparation of reports reflecting business and personnel activities; and

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                  3.6  direct the purchasing of services, equipment and
         materials; administer a program of property management and accountability; and

                  3.7 plan and schedule work for the four divisions ensuring proper distribution of assignments and adequate staffing, space and facilities for subsequent performance of duties; and

                  3.8 plan and conduct meetings with subordinates to ensure compliance with established practices, to implement new policies, and to keep employees aware of changes and current standards; and

                  3.9 work in conjunction with Andros Savvides to develop and administer a new division to be called Eagle Fuller International Development and use his best efforts to establish a joint venture with Fuller International Development; and

                  3.10 perform other related duties incidental to the work described herein.

               4. Compensation. Eagle will pay to Mango compensation as follows:

                  4.1 Base Compensation.

                           4.1.1. Base Salary. Eagle will pay to Mango an initial base salary of twelve thousand dollars ($12,000.00) for the months of August 2000 through January 2001, payable in increments of $2,000 per month, less legal withholdings on the 1st day of each month.

                           4.1.2. In the event that Mango is promoted to President of the Company after completion of the first six (6) months of this Agreement, then Mango will receive base compensation of ninety thousand dollars ($90,000.00) for the months of February 2001 through July 2002, payable in increments of five thousand dollars ($5,000.00) per month less legal withholding, all payable on the 1st day of each month; otherwise, Mango will continue to receive the same base compensation as set forth in paragraphs 4.1.1 above.


                  4.2      Securities.

                           4.2.1. Upon satisfactory completion of Mango's first full year of employment, Eagle will issue to Mango 250,000 shares of the Company's restricted common stock subject to Rule 144 of the Securities and Exchange Act of 1933, as Amended. The Shares shall contain the following restrictive legend:

                           The securities represented by this certificate may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act and applicable state securities laws is available.

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                           4.2.2. Upon satisfactory completion of Mango's second
         full year of employment, Eagle will issue to Mango 250,000 shares of the Company's common stock subject to Rule 144 of the Securities and Exchange Act of 1933, as Amended. The shares shall contain the restrictive legend set forth in paragraph 4.2.1 above.

                  4.3      Bonuses.

                           4.3.1. Management Bonus Plan. Upon acceptance of employment, Mango will be entitled to participate in the Company's Management Bonus Plan. Mango will be entitled to receive twelve percent (12%) of the distribution from the Management Bonus Plan.

                           4.3.2. Other Bonus. In addition to any bonus received from the Management Bonus Plan, Mango shall receive a bonus payable in the form of the Company's securities based upon the following:

                                    (a) fifty thousand (50,000) shares of the
                  Company's common stock with restrictive legend as set forth in paragraph 4.2.1 above, if the Company exceeds fifty million dollars ($50,000,000) in gross sales for fiscal year ended 2001; and

                                    (b) fifty thousand (50,000) shares of the
                  Company's common stock with restrictive legend as set forth in paragraph 4.2.1 above, if the Company exceeds one hundred million dollars ($100,000,000) in gross sales for fiscal year ended 2002.

         5.       Extent of Services.

                  5.1.1. Mango will devote substantially all of his time, attention, and energies into the business of Eagle, and shall not, during the term of this Agreement, and successive terms of this Agreement, if applicable, be engaged in any conflicting business or activity without the prior written consent of the Eagle Board of Directors. For purposes of this Agreement, the term "conflicting business" shall be defined as any business which directly competes with the business of Eagle.

                  5.1.2 Notwithstanding paragraph 5.1.1 above, Mango shall be permitted to serve as a director and shareholder in International Housing Technology, Ltd. ("IHT"), a construction technology company and Fuller International Development Ltd. (FIDEV), a development company.

         6. Mango Performance Review. Within thirty (30) days after the expiration of the first six (6) months of this Agreement, the Company's Board of Directors will review Mango's performance and provide Mango with an opportunity to discuss the review with a representative of the Board. Dependent upon a favorable review by the Company's Board, Mango will be appointed President of the Company and entitled to the increase in base salary set forth in paragraph
4.1.2 above.

         7.       Trade Secrets/Non-Competition.



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                  7.1      Trade Secrets.

                           7.1.1 Mango promises and agrees that he will not disclose or utilize any trade secrets, confidential information, or other proprietary information acquired during the course of his service with Eagle and/or its related business entities. As used herein "trade secret" means the whole or any portion or phase of any formula, pattern, device, combination of devices, or compilation of information which is for use, or is used, in the operation of Eagle's business and which provides Eagle an advantage, or an opportunity to obtain an advantage, over those who do not know or use it. "Trade secret" also includes any scientific, technical, or commercial information, including any design, list of suppliers, list of customers, or improvement thereof, as well as pricing information or methodology, contractual arrangement with vendors or suppliers, business development plans or activities, or Eagle financial information. However, "trade secret" shall not include information that is known to the public generally or is obtained through sources outside Eagle.

                           7.1.2 During the term of this Agreement and for a period of twenty-four (24) months from the expiration or termination of this Agreement, and provided that Eagle does not terminate this Agreement without cause prior to the expiration of the initial six (6) months of this Agreement, Mango agrees to refrain from engaging in a business which directly competes with the business of Eagle, whether as a partner, consultant, owner, director, officer or employee, from soliciting current or former contacts of Eagle within the United States of America, from soliciting existing contacts of Eagle wherever located, and from disclosing customer lists, trade secrets and other confidential information.

                           7.1.3 For a period of twenty-four (24) months from the expiration or termination of this Agreement, Mango promises and agrees that he will not, without the express written consent of the Chairman of Eagle's Board of Directors, which consent will not be unreasonably withheld, directly or indirectly employ, or directly or indirectly solicit to employ as a consultant or employee, any person who is exclusively employed as a consultant or employee of Eagle as of August 1, 2000, or any person who was an employee or consultant of Eagle during the six (6) months preceding August 1, 2000.

                  7.2 Injunctive Relief. In recognition of the possibility that any violation of this provision by Mango may cause irreparable or indeterminate damage of injury to Eagle, Mango expressly stipulates and agrees that Eagle shall be entitled, upon five (5) business days written notice to Mango, to obtain an injunction from any court of competent jurisdiction restraining any violation or threatened violation of this provision. Such right to an injunction shall be in addition to, and not in limitation of, any other rights or remedies Eagle may have for damages.

         8. New Technologies, Process, etc. Mango agrees to promptly disclose to the Company any inventions, technologies, processes or discoveries by Mango of any kind and nature whatsoever which he makes, discovers, or devises as a result of, or in connection with, this employment by the Company which



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inventions, technologies, processes or discoveries are reasonably related to the business of the Company. Mango shall assign and transfer all of his right, title and interest in and to any such inventions, technologies, processes or discoveries to the Company. Further, Mango agrees to execute any and all documents reasonably requested by the Company to obtain patents or otherwise protect the proprietary nature of the inventions, technologies, processes or discoveries. Notwithstanding the above, any inventions, technologies, processes, discoveries, or devices attributable to IHT that currently exist as of the date of this Agreement as well as any improvements thereto are excepted from this Agreement.

         9.       Termination and Severance.

                  9.1      Termination Events.

                           9.1.1 This Agreement shall terminate automatically in the event of Mango's death, permanent disability or Mango's conviction of a felony. As used in this Agreement "permanent disability" shall mean Mango's inability to perform services hereunder for a period of four (4) consecutive months or for six (6) months in any twelve consecutive twelve (12) month period.

                           9.1.2 This Agreement shall terminate upon written notice from Eagle to Mango in the event of (a) Mango's failure or refusal to perform reasonable directives of Eagle when such directives are consistent with the scope and nature of Mango's duties and responsibilities hereunder; or (b) any gross or willful misconduct of Mango resulting in loss to Eagle.

                           9.1.3 Eagle or Mango may terminate this Agreement upon one hundred twenty (120) days written notice to the other.

                           Upon termination, Mango shall return to the Company all material related to Eagle's operations.

                  9.2      Severance Pay Upon Termination

                           9.2.1 Upon termination pursuant to Mango's death or permanent disability, Mango will be entitled to receive all compensation and benefits through the date of termination.

                           9.2.2 In the event of termination resulting from a felony conviction pertaining to Mango's employment, Mango will only be entitled to receive his base salary through the date of termination.

                           9.2.3 If Mango gives notice to terminate this Agreement within the first six (6) months, then Mango will only be entitled to receive his base compensation through the date of termination. If Mango terminates this Agreement after the first six (6) months, then Mango will be entitled to receive his base salary through the date of termination and securities prorated through the date of termination.

                           9.2.4 If Mango is terminated within the first six (6) months, he shall receive all compensation and benefits through the first six (6) months. If Mango is terminated in the second six (6)


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         months, he shall receive all compensation and benefits through one (1)
         month following termination. If Mango is terminated anytime following the second six (6) months, he shall receive all compensation and benefits through three (3) months following termination.

         10. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter of this Agreement, and supersedes all other negotiations, understandings (including any prior employment agreement) and representations, if any, made between such parties.

         11. Amendments. This Agreement shall not be altered, amended or modified unless it be in writing and signed by all parties to this Agreement.

         12. Assignments. Neither the Company nor Mango may assign or transfer this Agreement or any obligation under this Agreement without the prior written approval of the other.

         13. Binding Effect. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective personal representatives, legal representatives, heirs, successors and permitted assigns.

         14. Severability. If any provision of this Agreement or any other agreement entered into pursuant to this Agreement is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of such provision shall not be invalidated and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

         15. Notices. All notices, requests, demands, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

If to Mango:                                Wilfred G. Mango, Jr.
                                            30 Winding Lane
                                            Greenwich, Connecticut 06831

If to the Company:                          Anthony D'Amato, Chairman and CEO
                                            Eagle Capital International, Ltd.
                                            1900 Corporate Blvd., Suite 400E
                                            Boca Raton, Florida 33431


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With a copy to:                             David A. Carter, Esq.
                                            David A. Carter, P.A.
                                            2300 Glades Road
                                            Suite 210, West Tower
                                            Boca Raton, Florida 33431

         Each such notice shall be deemed delivered: (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by telefax or other telegraphic method; or (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities or courier service as not deliverable, as the case may be, if mailed or couriered.

         16. Jurisdiction and Venue. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida. Regardless of any location of such occurrences, each of the parties irrevocably and unconditionally: (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Palm Beach County or the Federal District Court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in State of Florida.

         17. Attorneys Fees: The parties covenant and agree that if a default or disagreement occurs pursuant to or concerning this Agreement which necessitates legal proceedings, the prevailing party shall be entitled to recover reasonable costs and attorneys fees, inclusive of appellate and bankruptcy proceedings.

         18. Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

         19. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

         20. Other Obligations of the Company.

                  20.1 The Company will lease an office and hire an administrative assistant for Mango in a venue of his choice subject to Company approvals. Mango will provide the Company


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         with a copy of the proposed lease for his office(s) for the Company's review and approval prior to the execution of same and the terms and conditions of employ of his administrative assistant.

                  20.2 The Company will add Mango to the Company's Director and Officer's Liability Policy, said coverage to commence and continue during Mango's term of employment with the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement this ____ day of __________________, 2000.

                                                EAGLE CAPITAL
                                                INTERNATIONAL, LTD.


                                                By:  _________________________
                                                     Anthony D'Amato
                                                Its: Chairman and CEO




                                                    -------------------------
                                                    Wilfred G. Mango, Jr.